Exhibit 99.1

Press Release	Contact: Christopher D. Myers
For Immediate Release	President and CEO
(909) 980-4030

CVB Financial Corp. Announces Repayment of Federal Home Loan Bank Advance

Ontario, CA, February 26, 2015 – CVB Financial Corp. (NASDAQ: CVBF) announced today that its principal subsidiary, Citizens Business Bank (CBB), repaid a $200 million fixed rate advance from the Federal Home Loan Bank. The advance was scheduled to mature in November 2016 and carried an interest rate of 4.52%. The repayment of this advance resulted in a $13.4 million termination expense on a pre-tax basis. The repayment was funded from CBB deposits at the Federal Reserve Bank of San Francisco. The effective date of the transaction was February 23, 2015.

CBB took this action to: (1) deleverage the balance sheet and (2) reduce ongoing funding costs. Management is confident that the Bank has sufficient cash reserves to fund its current and ongoing business activities.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of approximately $7.4 billion. Citizens Business Bank serves 42 cities with 40 Business Financial Centers, six Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

Safe Harbor

Certain matters set forth herein (including the exhibit hereto) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plan and expectations regarding future plans and operating results and potential prepayment of outstanding debt in the future. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic and market conditions and events and the impact they may have on us and our customers; our ability to attract deposits and other sources of funding and liquidity; supply and demand for real property inventory and periodic deterioration in values of California real estate, both residential and commercial; a prolonged slowdown or decline in construction or sales activity; changes in the financial performance and/or condition of our borrowers or key vendors or counterparties; changes in the amount or composition of our non-performing assets and any related reserves or charge-offs; the cost or effect of acquisitions we may make; the effect of changes in laws, regulations and judicial decisions (including laws, regulations and judicial decisions concerning financial reform, taxes, banking, securities and securities trading and hedging, employment, executive compensation, insurance, vendor management and information security) with which we and our subsidiaries must or believe we should comply; changes in estimates of future reserve requirements and minimum capital requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, including changes in the Basel Committee framework establishing capital standards for credit, operations and market risk; inflation, interest rate, securities market and monetary fluctuations; changes in interest rates or government monetary policies; cyber-security threats including loss of system functionality or theft or loss of Company or customer data or money; political instability; acts of war or terrorism, or natural disasters, such as earthquakes or droughts, or the effects of pandemic diseases; the timely development and acceptance of new banking products and services and perceived overall value of these products and services by customers and potential customers; the Company’s relationships with and reliance upon vendors with respect to the operation of certain of our key internal and external systems and applications; changes in consumer spending, borrowing and savings preferences or habits; technological changes and the expanding use of technology in banking (including the adoption of mobile banking applications); the ability to retain and/or increase market share, retain and grow customers and control expenses; changes in the competitive environment among financial and bank holding companies, banks and other financial service providers; continued volatility in the credit and equity markets and its effect on the general economy or local or regional business conditions; the fluctuations in the price of our stock; the effect of changes in accounting policies and practices, as may be adopted from time to time by the regulatory agencies, as well as the by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, management, compensation and benefit plans, and our ability to retain or expand our management team and/or our board of directors; the costs and effects of legal, compliance and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries or investigations and the results of regulatory examinations or reviews; our success at managing the risks involved in the foregoing items and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2013, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

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